v

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 27, 2011

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15491 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way Simpsonville, SC (Address of principal executive offices)	29681 (Zip Code)

(864) 963-6300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 2, 2011, the Board of Directors of KEMET Corporation (the “Company”) unanimously approved and adopted the KEMET Corporation 2011 Omnibus Equity Incentive Plan (the “2011 Incentive Plan”) and directed that it be submitted to the stockholders for approval.  On July 27, 2011, the Company’s stockholders approved the 2011 Incentive Plan.

The Compensation Committee will administer the 2011 Incentive Plan.  The following types of awards may be granted under the 2011 Incentive Plan: stock options, including incentive stock options, stock appreciation rights, restricted stock and restricted stock units, other share-based awards and performance awards.

The 2011 Incentive Plan authorizes the reservation of four million shares of common stock of the Company (the “Common Stock”), plus any shares of Common Stock remaining available for grant under the 2004 Long-Term Equity Incentive Plan, the 1992 Key Employee Stock Option Plan and the 1995 Executive Stock Option Plan (collectively, the “Prior Plans”) as of March 31, 2011, minus one share for each share of Common Stock that was subject to a stock option, performance award or other award granted under the Prior Plans after March 31, 2011.  The number and kind of shares covered by outstanding awards under the 2011 Incentive Plan will be adjusted by the Compensation Committee in the event of a merger, dividend, stock split or similar transaction affecting the Common Stock

The officers, executives, and other employees of the Company or its subsidiaries and the Company’s nonemployee directors may be selected by the Compensation Committee to receive awards under the 2011 Incentive Plan. In addition, the Compensation Committee may select certain consultants, contract employees and advisors providing services to the Company or its subsidiaries to receive awards under the 2011 Incentive Plan.

No further grants will be made under the Prior Plans, but all outstanding awards under the Prior Plans will continue to be in effect subject to the terms thereof.

The foregoing summary is qualified in its entirety by reference to the 2011 Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On July 27, 2011, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, seven proposals were voted upon by the Company’s stockholders.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30, 2011.  The following are the voting results for each matter submitted to the Company’s stockholders at the Annual Meeting.

1.                                       Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve three-year terms to expire in 2014 with the following vote:

	For	Against	Abstentions	Broker Non-Votes
Frank G. Brandenberg	27,507,037	444,158	72,012	11,579,467
Joseph V. Borruso	27,480,069	473,032	70,106	11,579,467
E. Erwin Maddrey, II	27,296,984	630,013	96,210	11,579,467

2.                                       Ratification of the Appointment of Ernst & Young LLP

The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 with the following vote:

For	Against	Abstentions	Broker Non-Votes
39,141,666	366,407	94,601	—

3.                                       Approval of the 2011 Omnibus Equity Incentive Plan

The stockholders of the Company approved the 2011 Omnibus Equity Incentive Plan with the following vote:

For	Against	Abstentions	Broker Non-Votes
25,206,631	2,691,952	124,624	11,579,467

4.                                       Approval of Reduction of Authorized Shares of Common Stock

The stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 175,000,000 with the following vote:

For	Against	Abstentions	Broker Non-Votes
38,987,092	379,666	235,916	—

5.                                       Approval of Second Restated Certificate of Incorporation

The stockholders of the Company approved the Company’s Second Restated Certificate of Incorporation with the following vote:

For	Against	Abstentions	Broker Non-Votes
38,844,529	495,598	262,547	—

6.                                       Advisory Approval of Compensation Paid to Named Executive Officers

The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s named executive officers with the following vote:

For	Against	Abstentions	Broker Non-Votes
26,842,208	685,468	495,531	11,579,467

7.                                       Advisory Vote on Frequency of Advisory Approval of Compensation Paid to Named Executive Officers

The stockholders of the Company voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers annually with the following vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
27,019,181	42,304	682,233	279,489	11,579,467

Consistent with a majority of the advisory votes cast and the recommendation of the Company’s Board of Directors, the Company will hold a stockholder advisory vote on the compensation paid to the Company’s named executive officers annually, until the next vote on the frequency of such advisory votes.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                                         Exhibits

Exhibit No.	Description

10.1	KEMET Corporation 2011 Omnibus Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 2, 2011

KEMET CORPORATION

By:	/S/ WILLIAM M. LOWE, Jr.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	KEMET Corporation 2011 Omnibus Equity Incentive Plan